Joby’s first aircraft for the FAA’s Type Inspection Authorization powers on to begin thousands of hardware and software integration tests in preparation for “for credit” flight testing. Credit: Joby Aviation
Joby Begins Power-On Testing of First Conforming Aircraft,
Enters Final Stage of Type Certification Process
●Milestone marks key moment in Joby’s path to commercialization
●Testing lays groundwork for FAA pilots to fly Joby aircraft
●Flight testing expected to begin in 2025
Santa Cruz, CA – November 5, 2025 – Joby Aviation, Inc. (NYSE:JOBY), a company developing electric air taxis for commercial passenger service, today announced that it has begun power-on testing of the first of several FAA-conforming aircraft to be built for Type Inspection Authorization (TIA). With this milestone, Joby can now begin conducting thousands of hardware and software integration tests in preparation for “for credit” flight testing with FAA test pilots operating the aircraft. TIA testing is part of the final stage of the FAA Type Certification process and today’s achievement marks a critical milestone on Joby’s path to commercialization.
“Beginning this aircraft subsystem testing is the culmination of more than a decade of focused engineering and certification refinements,” said Didier Papadopoulos, President of Aircraft OEM at Joby. “This is the moment where our intended type design, our manufacturing process, and our certification strategy converge into one physical asset. It validates that we can design a safe aircraft and produce it reliably. This first testing step is one of the most important milestones in Joby’s history to date and puts us closer than ever to achieving FAA certification.”
Joby’s first TIA-ready aircraft has been manufactured using Joby’s established quality management system and adheres precisely to the intended type design for TIA testing. Each of

Joby’s TIA aircraft will be built with FAA-conforming components as required by Joby’s FAA-approved test plans, with these components built to FAA Designated Engineering Representative-approved designs and inspected and signed off by FAA Designated Airworthiness Representatives.
Power-on testing is the first step in preparing Joby’s TIA aircraft for “for credit” flight testing, with flight testing by Joby pilots expected to start later this year, ahead of FAA pilots taking the controls in 2026. During TIA testing, Joby will be working side-by-side with the FAA to ensure the aircraft meets all safety and performance requirements. The testing includes:
●Performance Validation: FAA pilots and Joby test pilots will validate the aircraft’s performance envelope, including range, speed and energy management under real-world conditions.
●Control and Handling: Pilots will test the flight controls and handling qualities across all regimes of flight, from vertical takeoff and landing through wingborne cruise and back to hover.
●Maintenance and Operations: The TIA phase validates the operational procedures that will govern Joby’s commercial service, including inspecting maintenance manuals, pilot training curriculum, and verifying the functionality and reliability of all onboard systems, such as avionics, propulsion and redundancies.
The data collected during these TIA tests will be used by the FAA to make its final determination on issuing a Type Certification for Joby’s aircraft, the approval needed to operate the aircraft commercially.
Joby is scheduled to release its third quarter 2025 financial results after market close today, November 5, 2025, and will host a webcast at 5:00 pm ET. The webcast will be publicly available in the Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website, www.jobyaviation.com.
About Joby Aviation
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi. Joby intends to both operate its fast, quiet, and convenient air taxi service in cities around the world and sell its aircraft to other operators and partners. To learn more, visit www.jobyaviation.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing, including the expected timing of TIA flight testing with Joby and FAA pilots and the timing of type certification; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025 and August 7, 2025, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Media:
Charles Stewart
press@jobyaviation.com
Investors:
investors@jobyaviation.com